UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 17, 2021 (June 11, 2021)

(Date of earliest event reported)

ITEM 9 LABS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54730	96-0665018
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2727 N 3rd Street, Suite 201, Phoenix AZ 85004

(Address of principal executive offices and zip code)

1-833-867-6337

(Registrant’s telephone number, including area code)

_______

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2021, Item 9 Labs Corp (the “Company”) and Mr. Bryce Skalla (“Mr. Skalla”) entered into a Separation Agreement and General Release (the “Separation Agreement”) in connection with Mr. Skalla's resignation from employment and as a member of the Board of Directors of the Company. Pursuant to the Separation Agreement, the Company has agreed to continue to pay Mr. Skalla an aggregate $250,000 in equal monthly installments over the twelve month period following June 11, 2021 (the “Payment Period”). All outstanding and unvested options held by Mr. Skalla as of the date of the Separation Agreement vested as of June 11, 2021, and all options that are outstanding and vested (including the options that vested as of June 11, 2021) will remain exercisable in accordance with their respective terms until the expiration date stated in the applicable option documents. As part of the Separation Agreement, Mr. Skalla has agreed to release the Company and certain related parties, including the Company’s officers, directors and employees, from all claims and liabilities arising prior to the date of the Separation Agreement under federal and state laws, and has reaffirmed the confidentiality, non-competition, non-solicitation, non-disparagement and certain other customary provisions in his employment agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEM 9 LABS CORP.

Dated: June 17, 2021	By:	/s/ Robert Mikkelsen
Robert Mikkelsen
Chief Financial Officer